Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 388 (Intermediate/Long Series), National Trust 389 (Insured) and New Jersey Trust 175:

We consent to the use of our report dated February 12, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

February 12, 2004